Exhibit 99.1

Novus Therapeutics Announces $10.7 Million Registered Direct Offering Priced At-the-Market

April 30, 2019 at 9:00 AM Eastern Daylight Time

IRVINE, Calif.—(BUSINESS WIRE)—Novus Therapeutics, Inc. (NASDAQ: NVUS), a specialty pharmaceutical company focused on developing products for patients with disorders of the ear, nose, and throat (ENT), today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase of 3,449,112 shares of its common stock, at a purchase price per share of $3.095, in a registered direct offering priced at-the-market. Additionally, Novus has also agreed to issue to the investors unregistered warrants to purchase up to 6,898,224 shares of common stock. The closing of the offering is expected to occur on or about May 2, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The warrants are being issued in two tranches. The first tranche of warrants to purchase up to 3,449,112 shares of common stock have an exercise price of $4.00 per share, will be immediately exercisable, and will expire eighteen months from the issue date. The second tranche of warrants to purchase up to 3,449,112 shares of common stock have an exercise price of $4.00 per share, will become exercisable only upon the exercise of the first tranche of warrants, and will expire five years from the issue date.

The gross proceeds to Novus, before deducting placement agent fees and other offering expenses, are expected to be approximately $10.7 million. The potential gross proceeds from the exercise of the first tranche of warrants, if fully exercised on a cash basis, will be approximately $13.8 million. No assurance can be given that any of the warrants will be exercised. Novus intends to use the net proceeds from the offering to fund expansion of the ongoing phase 2a clinical trial in acute otitis media from 50 to approximately 140 patients, as well as for working capital and other general corporate purposes.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement (File 333-226286) filed with the Securities and Exchange Commission (SEC) and declared effective on July 31, 2018. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by emailing placements@hcwco.com or by calling 646-975-6996.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novus Therapeutics

Novus Therapeutics, Inc. (Novus) is a specialty pharmaceutical company focused on developing products for patients with disorders of the ear, nose, and throat (ENT). The Company has two platform technologies, each with the potential to be developed for multiple indications. Novus’ lead program (OP0201) is a surfactant-based nasal aerosol drug-device combination product candidate being developed as a potential first-in-class treatment option for patients at risk for, or with, otitis media (OM), which is middle ear inflammation and effusion with or without infection. Globally, OM affects more than 700 million adults and children every year, with over half of the cases occurring in children under five years of age. OM is one of the most common disorders seen in pediatric practice, and in the U.S. is a leading cause of health care visits and the most frequent reason children are prescribed antibiotics or undergo surgery. Novus also has a foam-based drug delivery technology platform (OP01xx), which may be developed in the future to deliver drugs into the ear, nasal, and sinus cavities. For more information please visit novustherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements that involves substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about its strategy, future operations, development of its product candidates, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements include such identifying words. Forward-looking statements include, but are not limited to statements regarding: risks related to market conditions, the completion of the common stock and warrant financing, including the satisfaction of the closing conditions, and the use of anticipated proceeds; expectations regarding the timing for the commencement and completion of product development or clinical trials, including the four ongoing OP0201 clinical trials; expectations regarding the success of clinical trials; the rate and degree of market acceptance and clinical utility of the company’s products; the company’s commercialization, marketing and manufacturing capabilities and strategy; the company’s intellectual property position and strategy; the company’s ability to identify additional products or product candidates with significant commercial potential; the company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; developments relating to the company’s competitors and industry; and the impact of government laws and regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the ability to develop commercially viable product formulations; the sufficiency of the company’s cash resources; the ability to obtain necessary regulatory and ethics approvals to commence additional clinical trials; whether data from early clinical trials will be indicative of the data that will be obtained from future clinical trials; whether the results of clinical trials will warrant submission for regulatory approval of any investigational product; whether any such submission will receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies and, if we are able to obtain such approval for an investigational product, whether it will be successfully distributed and marketed. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward-looking statements contained herein, are discussed in our quarterly, annual, and other filings with the SEC, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Novus Therapeutics, Inc.

Investor Contacts

Timothy McCarthy

LifeSci Advisors, LLC

Tel: 212-915-2564

tim@lifesciadvisors.com